Exhibit 10.03

NOTE:  Grants made prior to September 2003 (including “reload” stock options granted in connection with the exercise of stock options originally granted prior to such date) are made on the following terms or substantially similar terms.

WELLPOINT HEALTH NETWORKS INC. 2000 EMPLOYEE STOCK OPTION PLAN
NOTICE OF GRANT OF STOCK OPTION

Revised December 2001

Notice is hereby given of the following option grant (the “Option”) to purchase shares of the Common Stock of WellPoint Health Networks Inc. (the “Corporation”):

Optionee:

Grant Date:

Vesting Commencement Date:

Exercise Price: $ per share

Number of Option Shares: shares

Expiration Date:

(Assumes continued Service)

Type of Option:	Non-Statutory Stock Option

Exercise Schedule:    The Option shall become exercisable with respect to the Option Shares in six (6) successive equal semi-annual installments over Optionee’s period of continued Service, with the first such installment to become exercisable upon Optionee’s completion of six (6) months of Service measured from the Vesting Commencement Date, subject to acceleration under the limited circumstances set forth in the attached Stock Option Agreement.  If Optionee ceases Service, the Option will not become exercisable with respect to any Option Shares for which it was not exercisable immediately before such cessation and the Option will terminate, except to the limited extent provided in the attached Stock Option Agreement.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the WellPoint Health Networks Inc. 2000 Employee Stock Option Plan (the “Plan”).  Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.

A copy of the Plan is available upon request made to the Corporate Secretary at the Corporation’s principal offices.

No Employment or Service Contract.  Nothing in this Notice or in the attached Stock Option Agreement or Plan shall confer upon Optionee any rights to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause; provided that nothing herein shall negate the terms of any written employment agreement executed by the parties.

Definitions.  All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Stock Option Agreement.

                             , 200

Date

WELLPOINT HEALTH NETWORKS INC.

By:

Title:

OPTIONEE

Address:

2

ATTACHMENTS

Exhibit A – Stock Option Agreement

3

EXHIBIT A

STOCK OPTION AGREEMENT

WELLPOINT HEALTH NETWORKS INC. 2000 EMPLOYEE STOCK OPTION PLAN
STOCK OPTION AGREEMENT

RECITALS

A.                                    Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to the Plan in connection with the Corporation’s grant of an option to Optionee.

B.                                    All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1.                                       Grant of Option.  The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice.  The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2.                                       Option Term.  This option shall have a term of ten (10) years measured from the Grant Date and shall expire at the close of business on the Expiration Date, unless sooner terminated in accordance with the other provisions of this Agreement.

3.                                       Transferability.  During the lifetime of Optionee, this option will be exercisable only by Optionee and will not be assignable or transferable by Optionee otherwise than by will or by the laws of descent and distribution following Optionee’s death.

4.                                       Dates of Exercise.  This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice or as otherwise specified in Paragraph 6 hereof.  As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under the other provisions of this Agreement.

5.                                       Cessation of Service.  Subject to Paragraph 6 below, if Optionee ceases Service before the Expiration Date, the option term specified in Paragraph 2 shall immediately terminate (and this option shall cease to be outstanding), except that, to the extent that this option was exercisable on the date of termination of Service, such option may be exercised following such cessation of Service to the extent set forth below:

(i)                                     Should Optionee cease Service for any reason (other than death, Retirement, Permanent Disability or Termination for Cause) while this option is outstanding, then Optionee shall have a period of forty-five (45) days (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.

(ii)                                  Should Optionee die while this option is outstanding, then the personal representative of Optionee’s estate or the person or persons to whom the option is transferred pursuant to Optionee’s will or in accordance with the laws of descent and distribution shall have the right to exercise this option at any time on or prior to the Expiration Date.

(iii)                               Should Optionee cease Service by reason of Retirement or Permanent Disability while this option is outstanding, then Optionee may exercise this option at any time on or prior to the Expiration Date.

(iv)                              Should Optionee’s Service be terminated by a Termination for Cause, then this option shall terminate immediately and cease to remain outstanding.

(v)                                 During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of vested Option Shares for which the option is exercisable at the time of Optionee’s cessation of Service.  Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any vested Option Shares for which the option has not been exercised.  To the extent Optionee is not vested in the Option Shares at the time of Optionee’s cessation of Service, this option shall immediately terminate and cease to be outstanding with respect to those shares.

6.                                       Special Acceleration and Termination of Option.

(a)                                  Accelerated Vesting on Change in Control or Corporate Transaction.  This option shall become immediately exercisable with respect to all Option Shares with respect to which this Option is outstanding upon a Change in Control or, in the case of a Change in Control described in subparagraphs (ii) and (iv) of the definition of Change in Control, immediately before such Change in Control, in which case the Corporation shall use its best efforts to give Optionee at least 10 days advance notice of such Change in Control.  This option shall become immediately exercisable with respect to all Option Shares immediately before a Corporate Transaction if the option is not thereafter continued, assumed or replaced with a comparable option by the surviving entity or a parent thereof. If this Option is not assumed or replaced with a comparable option by the surviving entity or a parent thereof following a Change in Control or a Corporate Transaction, then, in addition to accelerated exercisability, Optionee shall be entitled to a lump sum cash payment equal to the Black-Sholes value (determined immediately before the date of the Change in Control or Corporate Transaction, assuming that the transaction would not occur) of an option with the same terms of this Option, but with a per share exercise price equal to the Fair Market Value of a share of Common Stock on such date.  The assumptions as to option term, stock volatility, dividend yield and risk-free interest rate used in making the Black-Sholes computation will be the same as those used by the Corporation in disclosing the fair value of options in the Corporation’s most recently (as of the date of computation) published financial statements, provided that the assumed term for any option with respect to which a payment is made will not be longer than the remaining term of such option.

(b)                                 Acceleration of Vesting and Extension of Term Upon Corporate Transaction Terminations.  If Optionee’s Service ceases by reason of an Involuntary Termination or Constructive Termination within thirty-six (36) months following a Corporate Transaction, then (i) this Option, to the extent not previously exercisable, shall become immediately exercisable with respect to all Option Shares with respect to which this Option is then outstanding and (ii) Optionee shall have a period of thirty-six (36) months (commencing with the date of such cessation of Service) during which to exercise this option, but in no event shall this option be exercisable at any time after the Expiration Date.  If Optionee dies within such post-Service exercise period, this Option, to the extent still outstanding, may be exercised at any time before the expiration of such period by the personal representative of Optionee’s estate or the person or persons to whom the option is transferred pursuant to Optionee’s will or in accordance with the laws of descent and distribution.

(c)                                  Accelerated Vesting on Death, Retirement or Permanent Disability.  If Optionee ceases Service before the Expiration Date as a result of Optionee’s death, Retirement or Permanent Disability, than this option shall as of the date of cessation of Service become exercisable with respect to the installments (if any) that would have become exercisable during the immediately succeeding one-year period.

(d)                                 Adjustments.  If this option is assumed in connection with a corporate transaction, then this option shall be appropriately adjusted, immediately after such corporate transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such corporate transaction had the option been exercised immediately prior to such corporate transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

(e)                                  No Impairment of Rights.  This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7.                                       Adjustment in Option Shares.  Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, the Plan Administrator shall make appropriate adjustments to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

8.                                       Stockholder Rights.  The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

9.                                       Manner of Exercising Option.

(a)                                  In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i)                                     Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised.

(ii)                                  Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A)                              cash or check made payable to the Corporation;

(B)                                shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

(C)                                through a special sale and remittance procedure (to the extent that the Corporation has established such a procedure at the time of exercise) pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions, in such form as the Corporation shall specify, (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise.

(iii)                               Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

(iv)                              Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

(b)                                 As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(c)                                  In no event may this option be exercised for any fractional shares.

(10)                            Compliance with Laws and Regulations.  The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of Federal and State securities law relating thereto.

(11)                            Successors and Assigns.  Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate.

(12)                            Notices.  Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall, unless otherwise authorized by the Corporation in writing, be in writing and addressed to the Corporation at its principal corporate offices.  Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice.  All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

(13)                            Construction.  This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.  All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

(14)                            Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

(15)                            Excess Shares.  If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to such excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

(16)                            Grant of Reload Option.  If (i) this option is exercised by the Optionee (and not a transferee) for fully vested shares while the Optionee remains employed by the Corporation (or a Parent or Subsidiary) and (ii) the Exercise Price of this Option (or the statutory tax withholding obligations thereto) is paid, in whole or in part, in shares of Common Stock delivered to the Corporation by the Optionee (which shares must have been held by Optionee for such minimum period as may then be required to prevent the Corporation from incurring a charge to earnings) or withheld from shares otherwise issuable upon exercise, the Optionee will automatically be granted a new option (the “Reload Option”) covering the number of shares so delivered or withheld.  The terms of such Reload Option shall be the same as this Option (including the right to further grants of Reload Options upon qualifying exercises), except that the Exercise Price of the Reload Option shall be the Fair Market Value of one share of Common Stock on the date of grant of the Reload Option and the term of the Reload Option shall be equal to the remaining term of this Option.  Notwithstanding the foregoing sentences of this paragraph, no Reload Option shall granted with respect to any exercise of this Option or any Reload Option occurring after the ninth anniversary of the Grant Date, and a Reload Option shall be granted under this Option or any Reload Option no more frequently than once per calendar quarter (or such other period as the Committee in its sole discretion shall determine).  The Committee may from time to time adopt administrative procedures or additional restrictions applicable to the grant and terms of any Reload Option granted hereunder.

EXHIBIT I

NOTICE OF EXERCISE

I hereby notify WellPoint Health Networks Inc. (the “Corporation”) that I elect to purchase            shares of the Corporation’s Common Stock (the “Purchased Shares”) at the option exercise price of $            per share (the “Exercise Price”) pursuant to that certain option (the “Option”) granted to me under the Corporation’s 2000 Employee Stock Option Plan on                             , 200      .

Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise.  Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price (if and to the extent such procedure has been established by the Corporation).

                                    , 200

Date

Optionee

Address:

Print name in exact manner
it is to appear on the
stock certificate:

Address to which certificate
is to be sent, if different
from address above:

Social Security Number:

APPENDIX

The following definitions shall be in effect under the Agreement:

A.                                   Affiliated Group shall mean the Corporation and all of its Subsidiaries and Parents.

B.                                     Agreement shall mean this Stock Option Agreement.

C.                                     Board shall mean the Corporation’s Board of Directors.

D.                                    Change in Control shall mean one or more of the following:

(a)  The acquisition, directly or indirectly by any person or related group of persons (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), but other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under, control with the Corporation, of beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of securities of the Corporation that result in such person or related group of persons beneficially owning securities representing 40% or more of the combined voting power of the Corporation’s then-outstanding securities;

(ii)                                  A merger or consolidation to which the Corporation is a party, if (A) the beneficial owners of the Corporation’s securities immediately before the transaction, do not, immediately after the transaction, have beneficial ownership of securities of the surviving entity or parent thereof representing at least 50% of the combined voting power of the then-outstanding securities of the surviving entity or parent, and (B) the directors of the Corporation immediately prior to consummation of the transaction do not constitute at least a majority of the board of directors of the surviving entity or parent upon consummation of the transaction (for this purpose, any change in director composition that is anticipated or pursuant to an understanding or agreement in connection with a transaction will be deemed to have occurred at the time of the transaction);

(iii)                               A change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases by reason of one or more contested elections for Board membership, to be comprised of individuals who either (a) have been Board members since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time the Board approved such election or nomination; or

(iv)                              The sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation unless (A) the beneficial owners of the Corporation’s securities immediately before the transaction have, immediately after the transaction, beneficial ownership of securities representing at least 50% of the combined voting power of the then-outstanding securities of the entity acquiring the Corporation’s assets or (B) the directors of the Corporation immediately prior to consummation of the transaction constitute a majority of the board of directors of the entity acquiring the Corporation’s assets upon consummation of the transaction (for this purpose, any change in director composition that is anticipated or pursuant to an understanding or agreement in connection with a transaction will be deemed to have occurred at the time of the transaction).

E.                                      Code shall mean the Internal Revenue Code of 1986, as amended.

F.                                      Common Stock shall mean the Corporation’s common stock.

G.                                     Constructive Termination shall mean one or more of the following:

(i)                                     A material reduction in the duties, responsibilities, status, reporting responsibilities, titles or offices that Optionee had with the Affiliated Group immediately before such reduction;

(ii)                                  Reduction by more than 10% of the total annual cash compensation (including base salary and target bonuses) that Optionee was eligible to receive from all members of the Affiliated Group immediately before the reduction except a reduction that both (a) is consistent with an across-the-board reduction in the salaries of senior officers of the Affiliated Group and (b) is not implemented on or after, or in contemplation of, a Corporate Transaction;

(iii)                             A change in Optionee’s principal place of Service with the Affiliated Group such that the Optionee’s one-way commute will be increased by more than 35 miles; or

(iv)                              A requirement that Optionee spend an average of two or more days per week at a place of Service other than his or her principal place of Service if the average ground commute to such additional place of Service from Optionee’s primary residence, during normal commute hours, is longer than two hours; provided that Optionee has not, in advance and in writing, agreed to such requirement in connection with assuming or retaining a specific position;

(v)                                 The failure of any successor to the Corporation by merger, consolidation or acquisition of all or substantially all of the business of the Corporation to assume the Corporation’s obligations under any severance plan, arrangement or agreement (including one relating to a control or other corporate transaction) applicable to the Optionee.

However, a Constructive Termination will not be deemed to have occurred unless (A) within sixty (60) days of the occurrence that Optionee deems to be a Constructive Termination, Optionee notifies the Corporation in writing that he or she has experienced a Constructive Termination, which notice describes the event that Optionee believes constitutes a Constructive Termination, (B) the Corporation has not, within fifteen (15) days of receipt of such notice, corrected the circumstance that would otherwise result in a Constructive Termination, and (C)

Optionee terminates his or her Service within ninety (90) days of such 15-day period.

H.                                    Corporate Transaction shall mean one or more of the following:

(i)                                     The acquisition, directly or indirectly by any person or related group of persons (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), but other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under, control with the Corporation, of beneficial ownership (as defined in Rule 13d-3 of the Exchange Act) of securities of the Corporation that results in such person or related group of persons beneficially owning securities representing 40% or more of the combined voting power of the Corporation’s then-outstanding securities;

(ii)                                  A merger, recapitalization, consolidation or similar transaction to which the Corporation is a party or the sale, transfer or other disposition of all or substantially all of the Corporation’s assets if, in either case, the beneficial owners of the Corporation’s securities immediately before the transaction do not have, immediately after the transaction, beneficial ownership of securities representing at least 60% of the combined voting power of the then-outstanding securities of the surviving entity or the entity acquiring the Corporation’s assets, as the case may be, or a parent thereof; or

(iii)                               A merger, recapitalization, consolidation or similar transaction to which the Corporation is a party or the sale, transfer or other disposition of all or substantially all of the Corporation’s assets if, in either case, the directors of the Corporation immediately prior to consummation of the transaction do not, upon consummation of the transaction, constitute at least a majority of the board of directors of the surviving entity or the entity acquiring the Corporation’s assets, as the case may be, or a parent thereof (for this purpose, any change in director composition that is anticipated or pursuant to an understanding or agreement in connection with a transaction will be deemed to have occurred at the time of the transaction).

I.                                         Corporation shall mean WellPoint Health Networks Inc., a Delaware corporation.

J.                                        Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

K.                                    Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

L.                                      Exercise Price shall mean the exercise price per share as specified in the Grant Notice.

M.                                 Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

N.                                    Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)                                   National Exchange.  If the Common Stock is at the time listed or admitted to trading on any national stock exchange, then the Fair Market Value will be the closing selling price per share of Common Stock on the day before the date in question on the stock exchange determined by the Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange.  If there is no reported sale of Common Stock on such exchange on the day before the date in question, then the Fair Market Value will be the closing selling price on the exchange on the last preceding date for which such quotation exists.

(ii)                                  NASDAQ.  If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded in the over-the-counter market, the Fair Market Value will be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system.  If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist will be determinative of Fair Market Value.

(iii)                               Plan Administrator.  Notwithstanding the foregoing, if the Plan Administrator determines that, as a result of circumstances existing on any date, the use of the above rules is not a reasonable method of determining Fair Market Value on that date or if Common Stock is not at the time listed or admitted to trading as outlined above, the Plan Administrator may use such other method as, in its judgment, is reasonable.

O.                                    Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

P.                                      Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

Q.                                    Involuntary Termination means a cessation of Optionee’s Service initiated by one or more members of the Affiliated Group other than (i) Termination for Cause, (ii) cessation due to Optionee’s Permanent Disability, or (iii) cessation due to Optionee’s death.

R.                                     Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

S.                                      Notice of Exercise shall mean the notice of exercise in the form attached hereto as Exhibit I or such other form as the Corporation shall prescribe from time to time.

T.                                     Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

U.                                    Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

V.                                     Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

W.                                Permanent Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

X.                                    Plan shall mean the Corporation’s 2000 Employee Stock Option Plan.

Y.                                     Plan Administrator shall mean either the Board or a committee of Board members, to the extent the committee is at the time responsible for the administration of the Plan.

Z.                                     Retirement shall mean termination of Service with the Corporation or Parent or Subsidiary on or after attainment of age sixty-five (65) or attainment of age fifty-five (55) with ten (10) years of service.

AA.                         Service shall mean the Optionee’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.

BB.                             Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

CC.                             Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain

DD.                           Termination for Cause shall means termination of Optionee’s Service with the Affiliated Group by reason of (i) willful engagement by a person in gross misconduct injurious to the Corporation or the commission by a person of any act of gross negligence or malfeasance with respect to a person’s duties incident to Service; (ii) willful failure by a person to attend to the material duties assigned to such person by such person’s supervisor; (iii) a commission by a person of any act of fraud, embezzlement or dishonesty against any member of the Affiliated Group; or (iv) conviction of a person for any criminal offense involving fraud or dishonesty or any similar conduct which is injurious to the reputation of the Corporation.

EE.                               Termination Date is the first date that Optionee is subject to a Constructive Termination or an Involuntary Termination.